Contact:
Matthew S. Stadler
Executive Vice President
Chief Financial Officer
Cohen & Steers, Inc.
Tel (212) 446-9168

COHEN & STEERS REPORTS RESULTS FOR SECOND QUARTER 2019

•	Diluted EPS of $0.65 ($0.62 as adjusted)

•	Operating margin of 37.4% (38.2% as adjusted)

•	AUM of $62.4 billion; average AUM of $63.0 billion

•	Net outflows of $13 million

NEW YORK, NY, July 17, 2019—Cohen & Steers, Inc. (NYSE: CNS) today reported its operating results for the quarter ended June 30, 2019.

Financial Highlights
(in thousands, except percentages and per share data)	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
U.S. GAAP
Revenue	$101,792	$94,226	$94,410
Expenses	$63,688	$58,791	$58,123
Operating income (loss)	$38,104	$35,435	$36,287
Non-operating income (loss)	$4,536	$14,910	$(778)
Net income attributable to common stockholders	$31,333	$32,543	$29,959
Diluted earnings per share	$0.65	$0.68	$0.63
Operating margin	37.4%	37.6%	38.4%

As Adjusted (1)
Net income attributable to common stockholders	$29,682	$27,424	$27,865
Diluted earnings per share	$0.62	$0.58	$0.59
Operating margin	38.2%	38.1%	38.7%
_________________________ (1) The “As Adjusted” amounts represent non-GAAP financial measures. Refer to pages 18-19 for reconciliations to the most directly comparable U.S. GAAP financial measures.

U.S. GAAP
This section discusses the financial results of the Company as presented in accordance with U.S. GAAP.
Revenue
Revenue for the second quarter of 2019 was $101.8 million, an increase of 8.0% from $94.2 million for the first quarter of 2019. The change was primarily due to:

•
An increase in investment advisory and administration fees of $6.8 million attributable to higher average assets under management as well as one more day during the quarter. Changes to investment advisory and administration fee revenue by investment vehicle were as follows:

◦	Institutional account revenue increased $1.2 million to $26.2 million;

◦	Open-end fund revenue increased $4.7 million to $45.2 million; and

◦	Closed-end fund revenue increased $950,000 to $20.0 million.
Expenses
Expenses for the second quarter of 2019 were $63.7 million, an increase of 8.3% from $58.8 million for the first quarter of 2019. The change was primarily due to:

•	An increase in employee compensation and benefits of $3.1 million, primarily due to higher incentive compensation; and

•	An increase in distribution and service fees expense of $1.7 million, primarily due to higher average assets under management in U.S. open-end funds.
Operating Margin
Operating margin was 37.4% for the second quarter of 2019, compared with 37.6% for the first quarter of 2019.

Non-operating Income (Loss)
(in thousands)	Three Months Ended
	June 30, 2019				March 31, 2019
	Seed Investments		Other	Total	Seed Investments		Other	Total
Interest and dividend income—net	$1,013		$907	$1,920	$754		$787	$1,541
Gain (loss) from investments—net	1,874		—	1,874	13,864		—	13,864
Foreign currency gains (losses)—net	505		237	742	48		(543)	(495)
Total non-operating income (loss)	$3,392	(1)	$1,144	$4,536	$14,666	(1)	$244	$14,910
_________________________ (1) Amounts included income of $1.3 million and $7.4 million attributable to third-party interests for the three months ended June 30, 2019 and March 31, 2019, respectively.

Non-operating income for the second quarter of 2019 was $4.5 million, compared with $14.9 million for the first quarter of 2019. For the second quarter of 2019, the Company’s share of non-operating income from seed investments was $2.1 million, approximating a return of 3.0%. For the first quarter of 2019, the Company’s share of non-operating income from seed investments was $7.3 million, approximating a return of 9.9%.

Income Taxes
The effective tax rate for the second quarter of 2019 was 24.18%, compared with 24.16% for the first quarter of 2019. The effective tax rate for the second quarter of 2019 differed from the U.S. federal statutory rate of 21% primarily due to state, local and foreign taxes. The effective tax rate for the first quarter of 2019 differed from the U.S. federal statutory rate of 21% primarily due to state, local and foreign taxes, partially offset by the tax effects related to the delivery of restricted stock units.
As Adjusted
The term “As Adjusted” is used to identify non-GAAP financial information in the discussion below. Refer to pages 18-19 for reconciliations to the most directly comparable U.S. GAAP financial measures.
Revenue
Revenue, as adjusted, for the second quarter of 2019 was $101.8 million, compared with $93.9 million for the first quarter of 2019.
Revenue, as adjusted, excluded the impact of consolidation of certain of the Company's seed investments for both periods.
Expenses
Expenses, as adjusted, for the second quarter of 2019 were $62.9 million, compared with $58.2 million for the first quarter of 2019.
Expenses, as adjusted, excluded the following for both periods:

•	The impact of consolidation of certain of the Company's seed investments; and

•	Amounts related to the accelerated vesting of certain restricted stock units.
Operating Margin
Operating margin, as adjusted, for the second quarter of 2019 was 38.2%, compared with 38.1% for the first quarter of 2019.
Non-operating Income
Non-operating income, as adjusted, for the second quarter of 2019 was $877,000, compared with $908,000 for the first quarter of 2019.
Non-operating income, as adjusted, excluded the following for both periods:

•	Results from the Company's consolidated and unconsolidated seed investments; and

•	Net foreign currency exchange gains and losses associated with U.S. dollar-denominated assets held by certain foreign subsidiaries.

Income Taxes
The effective tax rate, as adjusted, was 25.25% for both the first and second quarters of 2019.
The effective tax rate, as adjusted, excluded the following for both periods:

•	Tax effects associated with the non-GAAP adjustments; and

•	Tax effects related to the delivery of restricted stock units.

Assets Under Management
(in millions)	As of
By Investment Vehicle	June 30, 2019	March 31, 2019	% Change
Institutional accounts	$27,251	$28,756	(5.2%)
Open-end funds	25,706	24,595	4.5%
Closed-end funds	9,436	9,290	1.6%
Total	$62,393	$62,641	(0.4%)

By Investment Strategy
U.S. real estate	$27,093	$26,891	0.8%
Preferred securities	14,354	13,597	5.6%
Global/international real estate	11,261	12,632	(10.9%)
Global listed infrastructure	7,508	7,349	2.2%
Other	2,177	2,172	0.2%
Total	$62,393	$62,641	(0.4%)

Assets under management at June 30, 2019 were $62.4 billion, a decrease of $248 million from $62.6 billion at March 31, 2019. The decrease was driven by net outflows of $13 million, distributions of $1.3 billion and a conversion of $753 million from certain institutional accounts to model-based portfolios, partially offset by market appreciation of $1.8 billion. The conversion, which had no effect on revenue, increased model-based portfolios to approximately $4.2 billion. Model-based portfolios are currently excluded from assets under management.
Institutional Accounts
Assets under management in institutional accounts at June 30, 2019 were $27.3 billion, a decrease of 5.2% from $28.8 billion at March 31, 2019. The change was primarily due to the following:

•	Advisory:

◦
Net inflows of $65 million, including $283 million into global/international real estate, partially offset by net outflows of $110 million from global listed infrastructure, $67 million from preferred securities and $43 million from U.S. real estate; and

◦	Market appreciation of $344 million, including $88 million from global listed infrastructure, $86 million from preferred securities and $74 million from global/international real estate.

•	Japan subadvisory:

◦	Net outflows of $224 million, including $130 million from U.S. real estate and $59 million from global/international real estate;

◦	Market appreciation of $247 million, including $190 million from U.S. real estate and $44 million from global/international real estate; and

◦	Distributions of $333 million, including $318 million from U.S. real estate.

•	Subadvisory excluding Japan:

◦	Net outflows of $1.0 billion, including $994 million from global/international real estate;

◦	Market appreciation of $165 million, including $85 million from global/international real estate and $49 million from global listed infrastructure; and

◦	A conversion of $753 million from certain institutional accounts to model-based portfolios.
Open-end Funds
Assets under management in open-end funds at June 30, 2019 were $25.7 billion, an increase of 4.5% from $24.6 billion at March 31, 2019. The change was primarily due to the following:

•	Net inflows of $1.2 billion, including $595 million into U.S. real estate and $538 million into preferred securities;

•	Market appreciation of $759 million, including $415 million from U.S. real estate and $324 million from preferred securities; and

•	Distributions of $810 million, primarily from U.S. real estate, of which $632 million was reinvested.
Closed-end Funds
Assets under management in closed-end funds at June 30, 2019 were $9.4 billion, an increase of 1.6% from $9.3 billion at March 31, 2019. The increase was the result of market appreciation of $273 million, partially offset by distributions of $127 million.

Investment Performance at June 30, 2019
_________________________

(1)
Past performance is no guarantee of future results. Outperformance is determined by annualized investment performance of all accounts in each investment strategy measured gross of fees and net of withholding taxes in comparison to the performance of each account's reference benchmark measured net of withholding taxes, where applicable. This is not investment advice and may not be construed as sales or marketing material for any financial product or service sponsored or provided by Cohen & Steers.

(2)
© 2019 Morningstar, Inc. All Rights Reserved. The information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. Morningstar calculates its ratings based on a risk-adjusted return measure that accounts for variation in a fund's monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of funds in each category receive five stars, the next 22.5% receive four stars, the next 35% receive three stars, the next 22.5% receive two stars and the bottom 10% receive one star. Past performance is no guarantee of future results. Based on independent rating by Morningstar, Inc. of investment performance of each Cohen & Steers-sponsored open-end U.S.-registered mutual fund for all share classes for the overall period as of June 30, 2019. Overall Morningstar rating is a weighted average based on the 3-year, 5-year and 10-year Morningstar rating. Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages. This is not investment advice and may not be construed as sales or marketing material for any financial product or service sponsored or provided by Cohen & Steers.

Balance Sheet Information
As of June 30, 2019, cash, cash equivalents, U.S. Treasury securities and seed investments were $218 million. As of June 30, 2019, stockholders' equity was $256 million and the Company had no debt.

Conference Call Information
Cohen & Steers will host a conference call tomorrow, July 18, 2019 at 10:00 a.m. (ET) to discuss the Company's second quarter results. Investors and analysts can access the live conference call by dialing 888-225-7783 (U.S.) or +1-303-223-4367 (international); passcode: 21926760. Participants should plan to register at least 10 minutes before the conference call begins. The accompanying presentation will be available on the Company's website at www.cohenandsteers.com under “Company—Investor Relations—Press Releases.”
A replay of the call will be available for two weeks starting at approximately 12:00 p.m. (ET) on July 18, 2019 and can be accessed at 800-633-8284 (U.S.) or +1-402-977-9140 (international); passcode: 21926760. Internet access to the webcast, which includes audio (listen-only), will be available on the Company's website at www.cohenandsteers.com under “Company—Investor Relations—Overview.” The webcast will be archived on the website for one month.
About Cohen & Steers
Cohen & Steers is a global investment manager specializing in liquid real assets, including real estate securities, listed infrastructure and natural resource equities, as well as preferred securities and other income solutions. Founded in 1986, the firm is headquartered in New York City, with offices in London, Hong Kong and Tokyo.
Forward-Looking Statements
This press release and other statements that Cohen & Steers may make may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect management's current views with respect to, among other things, the Company's operations and financial performance. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "may," "should," "seeks," "predicts," "intends," "plans," "estimates," "anticipates" or the negative versions of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these forward-looking statements. The Company believes that these factors include, but are not limited to, the risks described in the Risk Factors section of the Company's Annual Report on Form 10-K for the year ended December 31, 2018 (the Form 10-K), which is accessible on the Securities and Exchange Commission's website at www.sec.gov and on the Company's website at www.cohenandsteers.com. These factors are not exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company's Form 10-K and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
# # # #

Cohen & Steers, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			% Change From
	June 30, 2019	March 31, 2019	June 30, 2018	March 31, 2019	June 30, 2018
Revenue
Investment advisory and administration fees	$91,473	$84,632	$84,420
Distribution and service fees	7,418	6,973	7,257
Portfolio consulting and other	2,901	2,621	2,733
Total revenue	101,792	94,226	94,410	8.0%	7.8%
Expenses
Employee compensation and benefits	36,846	33,715	32,506
Distribution and service fees	14,188	12,536	12,440
General and administrative	11,539	11,438	11,972
Depreciation and amortization	1,115	1,102	1,205
Total expenses	63,688	58,791	58,123	8.3%	9.6%
Operating income (loss)	38,104	35,435	36,287	7.5%	5.0%
Non-operating income (loss)
Interest and dividend income—net	1,920	1,541	2,886
Gain (loss) from investments—net	1,874	13,864	(603)
Foreign currency gains (losses)—net	742	(495)	(3,061)
Total non-operating income (loss)	4,536	14,910	(778)	(69.6%)	*
Income before provision for income taxes	42,640	50,345	35,509	(15.3%)	20.1%
Provision for income taxes	9,991	10,368	9,940
Net income	32,649	39,977	25,569	(18.3%)	27.7%
Less: Net (income) loss attributable to redeemable noncontrolling interests	(1,316)	(7,434)	4,390
Net income attributable to common stockholders	$31,333	$32,543	$29,959	(3.7%)	4.6%

Earnings per share attributable to common stockholders
Basic	$0.66	$0.69	$0.64	(4.0%)	3.5%
Diluted	$0.65	$0.68	$0.63	(4.8%)	2.7%

Dividends declared per share	$0.36	$0.36	$0.33	—%	9.1%

Weighted average shares outstanding
Basic	47,304	47,146	46,819
Diluted	48,175	47,642	47,311
_________________________ * Not meaningful

Cohen & Steers, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Six Months Ended
	June 30, 2019	June 30, 2018	% Change
Revenue
Investment advisory and administration fees	$176,105	$168,854
Distribution and service fees	14,391	14,657
Portfolio consulting and other	5,522	5,363
Total revenue	196,018	188,874	3.8%
Expenses
Employee compensation and benefits	70,561	63,662
Distribution and service fees	26,724	25,282
General and administrative	22,977	24,157
Depreciation and amortization	2,217	2,267
Total expenses	122,479	115,368	6.2%
Operating income (loss)	73,539	73,506	—%
Non-operating income (loss)
Interest and dividend income—net	3,461	4,687
Gain (loss) from investments—net	15,738	(5,105)
Foreign currency gains (losses)—net	247	(559)
Total non-operating income (loss)	19,446	(977)	*
Income before provision for income taxes	92,985	72,529	28.2%
Provision for income taxes	20,359	18,036
Net income	72,626	54,493	33.3%
Less: Net (income) loss attributable to redeemable noncontrolling interests	(8,750)	3,052
Net income attributable to common stockholders	$63,876	$57,545	11.0%

Earnings per share attributable to common stockholders
Basic	$1.35	$1.23	9.9%
Diluted	$1.33	$1.22	9.4%

Dividends declared per share	$0.72	$0.66	9.1%

Weighted average shares outstanding
Basic	47,226	46,751
Diluted	47,942	47,237
_________________________ * Not meaningful

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management
By Investment Vehicle
(in millions)
	Three Months Ended			% Change From
	June 30, 2019	March 31, 2019	June 30, 2018	March 31, 2019	June 30, 2018
Institutional Accounts
Assets under management, beginning of period	$28,756	$25,712	$27,438
Inflows	948	810	752
Outflows	(2,123)	(1,172)	(714)
Net inflows (outflows)	(1,175)	(362)	38
Market appreciation (depreciation)	756	3,762	1,374
Distributions	(333)	(361)	(566)
Conversion	(753)	—	—
Transfers	—	5	32
Total increase (decrease)	(1,505)	3,044	878
Assets under management, end of period	$27,251	$28,756	$28,316	(5.2%)	(3.8%)
Percentage of total assets under management	43.7%	45.9%	47.0%
Average assets under management	$28,407	$27,602	$27,412	2.9%	3.6%

Open-end Funds
Assets under management, beginning of period	$24,595	$20,699	$22,136
Inflows	2,868	3,013	2,119
Outflows	(1,706)	(1,623)	(1,989)
Net inflows (outflows)	1,162	1,390	130
Market appreciation (depreciation)	759	2,718	906
Distributions	(810)	(207)	(313)
Transfers	—	(5)	(32)
Total increase (decrease)	1,111	3,896	691
Assets under management, end of period	$25,706	$24,595	$22,827	4.5%	12.6%
Percentage of total assets under management	41.2%	39.3%	37.9%
Average assets under management	$25,219	$22,943	$22,340	9.9%	12.9%

Closed-end Funds
Assets under management, beginning of period	$9,290	$8,410	$8,888
Inflows	—	—	12
Outflows	—	—	—
Net inflows (outflows)	—	—	12
Market appreciation (depreciation)	273	1,007	289
Distributions	(127)	(127)	(128)
Total increase (decrease)	146	880	173
Assets under management, end of period	$9,436	$9,290	$9,061	1.6%	4.1%
Percentage of total assets under management	15.1%	14.8%	15.1%
Average assets under management	$9,338	$8,983	$8,965	4.0%	4.2%

Total
Assets under management, beginning of period	$62,641	$54,821	$58,462
Inflows	3,816	3,823	2,883
Outflows	(3,829)	(2,795)	(2,703)
Net inflows (outflows)	(13)	1,028	180
Market appreciation (depreciation)	1,788	7,487	2,569
Distributions	(1,270)	(695)	(1,007)
Conversion	(753)	—	—
Total increase (decrease)	(248)	7,820	1,742
Assets under management, end of period	$62,393	$62,641	$60,204	(0.4%)	3.6%
Average assets under management	$62,964	$59,528	$58,717	5.8%	7.2%

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management
By Investment Vehicle
(in millions)
	Six Months Ended
	June 30, 2019	June 30, 2018	% Change
Institutional Accounts
Assets under management, beginning of period	$25,712	$29,396
Inflows	1,758	1,495
Outflows	(3,295)	(1,549)
Net inflows (outflows)	(1,537)	(54)
Market appreciation (depreciation)	4,518	108
Distributions	(694)	(1,166)
Conversion	(753)	—
Transfers	5	32
Total increase (decrease)	1,539	(1,080)
Assets under management, end of period	$27,251	$28,316	(3.8%)
Percentage of total assets under management	43.7%	47.0%
Average assets under management	$28,007	$27,596	1.5%

Open-end Funds
Assets under management, beginning of period	$20,699	$23,304
Inflows	5,881	4,654
Outflows	(3,329)	(4,527)
Net inflows (outflows)	2,552	127
Market appreciation (depreciation)	3,477	(53)
Distributions	(1,017)	(519)
Transfers	(5)	(32)
Total increase (decrease)	5,007	(477)
Assets under management, end of period	$25,706	$22,827	12.6%
Percentage of total assets under management	41.2%	37.9%
Average assets under management	$24,087	$22,320	7.9%

Closed-end Funds
Assets under management, beginning of period	$8,410	$9,406
Inflows	—	12
Outflows	—	—
Net inflows (outflows)	—	12
Market appreciation (depreciation)	1,280	(101)
Distributions	(254)	(256)
Total increase (decrease)	1,026	(345)
Assets under management, end of period	$9,436	$9,061	4.1%
Percentage of total assets under management	15.1%	15.1%
Average assets under management	$9,161	$9,028	1.5%

Total
Assets under management, beginning of period	$54,821	$62,106
Inflows	7,639	6,161
Outflows	(6,624)	(6,076)
Net inflows (outflows)	1,015	85
Market appreciation (depreciation)	9,275	(46)
Distributions	(1,965)	(1,941)
Conversion	(753)	—
Total increase (decrease)	7,572	(1,902)
Assets under management, end of period	$62,393	$60,204	3.6%
Average assets under management	$61,255	$58,944	3.9%

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management - Institutional Accounts
By Account Type
(in millions)
	Three Months Ended			% Change From
	June 30, 2019	March 31, 2019	June 30, 2018	March 31, 2019	June 30, 2018
Advisory
Assets under management, beginning of period	$13,690	$12,065	$11,214
Inflows	725	288	546
Outflows	(660)	(318)	(96)
Net inflows (outflows)	65	(30)	450
Market appreciation (depreciation)	344	1,650	453
Transfers	—	5	32
Total increase (decrease)	409	1,625	935
Assets under management, end of period	$14,099	$13,690	$12,149	3.0%	16.1%
Percentage of institutional assets under management	51.7%	47.6%	42.9%
Average assets under management	$13,866	$13,140	$11,559	5.5%	20.0%

Japan Subadvisory
Assets under management, beginning of period	$8,818	$8,135	$9,876
Inflows	72	27	34
Outflows	(296)	(287)	(186)
Net inflows (outflows)	(224)	(260)	(152)
Market appreciation (depreciation)	247	1,304	691
Distributions	(333)	(361)	(566)
Total increase (decrease)	(310)	683	(27)
Assets under management, end of period	$8,508	$8,818	$9,849	(3.5%)	(13.6%)
Percentage of institutional assets under management	31.2%	30.7%	34.8%
Average assets under management	$8,545	$8,538	$9,524	0.1%	(10.3%)

Subadvisory Excluding Japan
Assets under management, beginning of period	$6,248	$5,512	$6,348
Inflows	151	495	172
Outflows	(1,167)	(567)	(432)
Net inflows (outflows)	(1,016)	(72)	(260)
Market appreciation (depreciation)	165	808	230
Conversion	(753)	—	—
Total increase (decrease)	(1,604)	736	(30)
Assets under management, end of period	$4,644	$6,248	$6,318	(25.7%)	(26.5%)
Percentage of institutional assets under management	17.0%	21.7%	22.3%
Average assets under management	$5,996	$5,924	$6,329	1.2%	(5.3%)

Total Institutional Accounts
Assets under management, beginning of period	$28,756	$25,712	$27,438
Inflows	948	810	752
Outflows	(2,123)	(1,172)	(714)
Net inflows (outflows)	(1,175)	(362)	38
Market appreciation (depreciation)	756	3,762	1,374
Distributions	(333)	(361)	(566)
Conversion	(753)	—	—
Transfers	—	5	32
Total increase (decrease)	(1,505)	3,044	878
Assets under management, end of period	$27,251	$28,756	$28,316	(5.2%)	(3.8%)
Average assets under management	$28,407	$27,602	$27,412	2.9%	3.6%

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management - Institutional Accounts
By Account Type
(in millions)
	Six Months Ended
	June 30, 2019	June 30, 2018	% Change
Advisory
Assets under management, beginning of period	$12,065	$11,341
Inflows	1,013	939
Outflows	(978)	(211)
Net inflows (outflows)	35	728
Market appreciation (depreciation)	1,994	48
Transfers	5	32
Total increase (decrease)	2,034	808
Assets under management, end of period	$14,099	$12,149	16.1%
Percentage of institutional assets under management	51.7%	42.9%
Average assets under management	$13,505	$11,385	18.6%

Japan Subadvisory
Assets under management, beginning of period	$8,135	$11,458
Inflows	99	103
Outflows	(583)	(591)
Net inflows (outflows)	(484)	(488)
Market appreciation (depreciation)	1,551	45
Distributions	(694)	(1,166)
Total increase (decrease)	373	(1,609)
Assets under management, end of period	$8,508	$9,849	(13.6%)
Percentage of institutional assets under management	31.2%	34.8%
Average assets under management	$8,541	$9,843	(13.2%)

Subadvisory Excluding Japan
Assets under management, beginning of period	$5,512	$6,597
Inflows	646	453
Outflows	(1,734)	(747)
Net inflows (outflows)	(1,088)	(294)
Market appreciation (depreciation)	973	15
Conversion	(753)	—
Total increase (decrease)	(868)	(279)
Assets under management, end of period	$4,644	$6,318	(26.5%)
Percentage of institutional assets under management	17.0%	22.3%
Average assets under management	$5,961	$6,368	(6.4%)

Total Institutional Accounts
Assets under management, beginning of period	$25,712	$29,396
Inflows	1,758	1,495
Outflows	(3,295)	(1,549)
Net inflows (outflows)	(1,537)	(54)
Market appreciation (depreciation)	4,518	108
Distributions	(694)	(1,166)
Conversion	(753)	—
Transfers	5	32
Total increase (decrease)	1,539	(1,080)
Assets under management, end of period	$27,251	$28,316	(3.8%)
Average assets under management	$28,007	$27,596	1.5%

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management
By Investment Strategy
(in millions)
	Three Months Ended			% Change From
	June 30, 2019	March 31, 2019	June 30, 2018	March 31, 2019	June 30, 2018
U.S. Real Estate
Assets under management, beginning of period	$26,891	$23,158	$24,705
Inflows	1,885	1,338	1,031
Outflows	(1,492)	(964)	(1,104)
Net inflows (outflows)	393	374	(73)
Market appreciation (depreciation)	781	3,838	1,945
Distributions	(993)	(479)	(740)
Transfers	21	—	—
Total increase (decrease)	202	3,733	1,132
Assets under management, end of period	$27,093	$26,891	$25,837	0.8%	4.9%
Percentage of total assets under management	43.4%	42.9%	42.9%
Average assets under management	$27,047	$25,470	$24,726	6.2%	9.4%

Preferred Securities
Assets under management, beginning of period	$13,597	$11,868	$13,012
Inflows	1,163	1,686	1,020
Outflows	(751)	(684)	(939)
Net inflows (outflows)	412	1,002	81
Market appreciation (depreciation)	490	864	(22)
Distributions	(145)	(137)	(139)
Total increase (decrease)	757	1,729	(80)
Assets under management, end of period	$14,354	$13,597	$12,932	5.6%	11.0%
Percentage of total assets under management	23.0%	21.7%	21.5%
Average assets under management	$13,936	$12,851	$12,984	8.4%	7.3%

Global/International Real Estate
Assets under management, beginning of period	$12,632	$10,856	$10,965
Inflows	573	619	668
Outflows	(1,344)	(451)	(270)
Net inflows (outflows)	(771)	168	398
Market appreciation (depreciation)	212	1,627	364
Distributions	(59)	(19)	(53)
Conversion	(753)	—	—
Total increase (decrease)	(1,371)	1,776	709
Assets under management, end of period	$11,261	$12,632	$11,674	(10.9%)	(3.5%)
Percentage of total assets under management	18.0%	20.2%	19.4%
Average assets under management	$12,453	$11,894	$11,177	4.7%	11.4%

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management
By Investment Strategy - continued
(in millions)
	Three Months Ended			% Change From
	June 30, 2019	March 31, 2019	June 30, 2018	March 31, 2019	June 30, 2018
Global Listed Infrastructure
Assets under management, beginning of period	$7,349	$6,483	$6,758
Inflows	160	122	121
Outflows	(200)	(122)	(137)
Net inflows (outflows)	(40)	—	(16)
Market appreciation (depreciation)	251	914	222
Distributions	(52)	(48)	(55)
Total increase (decrease)	159	866	151
Assets under management, end of period	$7,508	$7,349	$6,909	2.2%	8.7%
Percentage of total assets under management	12.0%	11.7%	11.5%
Average assets under management	$7,377	$7,046	$6,845	4.7%	7.8%

Other
Assets under management, beginning of period	$2,172	$2,456	$3,022
Inflows	35	58	43
Outflows	(42)	(574)	(253)
Net inflows (outflows)	(7)	(516)	(210)
Market appreciation (depreciation)	54	244	60
Distributions	(21)	(12)	(20)
Transfers	(21)	—	—
Total increase (decrease)	5	(284)	(170)
Assets under management, end of period	$2,177	$2,172	$2,852	0.2%	(23.7%)
Percentage of total assets under management	3.5%	3.5%	4.7%
Average assets under management	$2,151	$2,267	$2,985	(5.1%)	(27.9%)

Total
Assets under management, beginning of period	$62,641	$54,821	$58,462
Inflows	3,816	3,823	2,883
Outflows	(3,829)	(2,795)	(2,703)
Net inflows (outflows)	(13)	1,028	180
Market appreciation (depreciation)	1,788	7,487	2,569
Distributions	(1,270)	(695)	(1,007)
Conversion	(753)	—	—
Total increase (decrease)	(248)	7,820	1,742
Assets under management, end of period	$62,393	$62,641	$60,204	(0.4%)	3.6%
Average assets under management	$62,964	$59,528	$58,717	5.8%	7.2%

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management
By Investment Strategy
(in millions)
	Six Months Ended
	June 30, 2019	June 30, 2018	% Change
U.S. Real Estate
Assets under management, beginning of period	$23,158	$27,580
Inflows	3,223	2,354
Outflows	(2,456)	(2,715)
Net inflows (outflows)	767	(361)
Market appreciation (depreciation)	4,619	187
Distributions	(1,472)	(1,410)
Transfers	21	(159)
Total increase (decrease)	3,935	(1,743)
Assets under management, end of period	$27,093	$25,837	4.9%
Percentage of total assets under management	43.4%	42.9%
Average assets under management	$26,263	$24,959	5.2%

Preferred Securities
Assets under management, beginning of period	$11,868	$13,018
Inflows	2,849	2,220
Outflows	(1,435)	(1,935)
Net inflows (outflows)	1,414	285
Market appreciation (depreciation)	1,354	(249)
Distributions	(282)	(281)
Transfers	—	159
Total increase (decrease)	2,486	(86)
Assets under management, end of period	$14,354	$12,932	11.0%
Percentage of total assets under management	23.0%	21.5%
Average assets under management	$13,396	$12,976	3.2%

Global/International Real Estate
Assets under management, beginning of period	$10,856	$11,108
Inflows	1,192	1,132
Outflows	(1,795)	(557)
Net inflows (outflows)	(603)	575
Market appreciation (depreciation)	1,839	107
Distributions	(78)	(116)
Conversion	(753)	—
Total increase (decrease)	405	566
Assets under management, end of period	$11,261	$11,674	(3.5%)
Percentage of total assets under management	18.0%	19.4%
Average assets under management	$12,175	$11,037	10.3%

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management
By Investment Strategy - continued
(in millions)
	Six Months Ended
	June 30, 2019	June 30, 2018	% Change
Global Listed Infrastructure
Assets under management, beginning of period	$6,483	$6,932
Inflows	282	372
Outflows	(322)	(210)
Net inflows (outflows)	(40)	162
Market appreciation (depreciation)	1,165	(85)
Distributions	(100)	(100)
Total increase (decrease)	1,025	(23)
Assets under management, end of period	$7,508	$6,909	8.7%
Percentage of total assets under management	12.0%	11.5%
Average assets under management	$7,212	$6,854	5.2%

Other
Assets under management, beginning of period	$2,456	$3,468
Inflows	93	83
Outflows	(616)	(659)
Net inflows (outflows)	(523)	(576)
Market appreciation (depreciation)	298	(6)
Distributions	(33)	(34)
Transfers	(21)	—
Total increase (decrease)	(279)	(616)
Assets under management, end of period	$2,177	$2,852	(23.7%)
Percentage of total assets under management	3.5%	4.7%
Average assets under management	$2,209	$3,118	(29.2%)

Total
Assets under management, beginning of period	$54,821	$62,106
Inflows	7,639	6,161
Outflows	(6,624)	(6,076)
Net inflows (outflows)	1,015	85
Market appreciation (depreciation)	9,275	(46)
Distributions	(1,965)	(1,941)
Conversion	(753)	—
Total increase (decrease)	7,572	(1,902)
Assets under management, end of period	$62,393	$60,204	3.6%
Average assets under management	$61,255	$58,944	3.9%

Non-GAAP Reconciliations
Management believes that use of the following non-GAAP financial measures enhances the evaluation of the Company's results, as they provide greater transparency into the Company's operating performance. In addition, these non-GAAP financial measures are used to prepare the Company's internal management reports and are used by management in evaluating the Company's business.
While management believes that this non-GAAP financial information is useful in evaluating the Company's results and operating performance, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with U.S. GAAP.

Reconciliation of U.S. GAAP Net Income Attributable to Common Stockholders and U.S. GAAP Earnings per Share to Net Income Attributable to Common Stockholders, As Adjusted, and Earnings per Share, As Adjusted

(in thousands, except per share data)	Three Months Ended
	June 30, 2019		March 31, 2019	June 30, 2018
Net income attributable to common stockholders, U.S. GAAP	$31,333		$32,543	$29,959
Seed investments (1)	(1,819)		(7,016)	(1,669)
Accelerated vesting of restricted stock units	470		129	—
Foreign currency exchange (gain) loss (2)	(267)		664	(953)
Tax adjustments (3)	(35)		1,104	528
Net income attributable to common stockholders, as adjusted	$29,682		$27,424	$27,865

Diluted weighted average shares outstanding	48,175		47,642	47,311
Diluted earnings per share, U.S. GAAP	$0.65		$0.68	$0.63
Seed investments (1)	(0.03)		(0.15)	(0.03)
Accelerated vesting of restricted stock units	0.01		0.01	—
Foreign currency exchange (gain) loss (2)	(0.01)		0.01	(0.02)
Tax adjustments	—	*	0.03	0.01
Diluted earnings per share, as adjusted	$0.62		$0.58	$0.59
_________________________

*    Amounts round to less than $0.01 per share.
(1)    Represents amounts related to the deconsolidation of seed investments in Company-sponsored funds as well as interest and dividend income and realized and unrealized (gains) losses on seed investments that were not consolidated.
(2)    Represents net foreign currency exchange (gains) losses associated with U.S. dollar-denominated assets held by certain foreign subsidiaries.
(3)    Tax adjustments are summarized in the following table:

(in thousands)	Three Months Ended
	June 30, 2019		March 31, 2019	June 30, 2018
Transition tax liability in connection with the Tax Cuts and Jobs Act	$—		$—	$(123)
Tax effect of non-GAAP adjustments	(33)		1,298	595
Delivery of restricted stock units	(2)		(194)	56
Total tax adjustments	$(35)		$1,104	$528

Reconciliation of U.S. GAAP Operating Income and U.S. GAAP Operating Margin to Operating Income, As Adjusted, and Operating Margin, As Adjusted

(in thousands, except percentages)	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Revenue, U.S. GAAP	$101,792	$94,226	$94,410
Seed investments (1)	(40)	(280)	(194)
Revenue, as adjusted	$101,752	$93,946	$94,216

Expenses, U.S. GAAP	$63,688	$58,791	$58,123
Seed investments (1)	(297)	(496)	(347)
Accelerated vesting of restricted stock units	(470)	(129)	—
Expenses, as adjusted	$62,921	$58,166	$57,776

Operating income, U.S. GAAP	$38,104	$35,435	$36,287
Seed investments (1)	257	216	153
Accelerated vesting of restricted stock units	470	129	—
Operating income, as adjusted	$38,831	$35,780	$36,440

Operating margin, U.S. GAAP	37.4%	37.6%	38.4%
Operating margin, as adjusted	38.2%	38.1%	38.7%
_________________________ (1) Represents amounts related to the deconsolidation of seed investments in Company-sponsored funds.

Reconciliation of U.S. GAAP Non-operating Income (Loss) to Non-operating Income (Loss), As Adjusted

(in thousands)	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Non-operating income (loss), U.S. GAAP	$4,536	$14,910	$(778)
Seed investments (1)	(3,392)	(14,666)	2,568
Foreign currency exchange (gain) loss—net (2)	(267)	664	(953)
Non-operating income (loss), as adjusted	$877	$908	$837
_________________________

(1)    Represents amounts related to the deconsolidation of seed investments in Company-sponsored funds as well as interest and dividend income and realized and unrealized (gains) losses on seed investments that were not consolidated.
(2)    Represents net foreign currency exchange (gains) losses associated with U.S. dollar-denominated assets held by certain foreign subsidiaries.